Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Apartment Trust of America, Inc., or our company, hereby certifies, to his knowledge, that:
       (1) the accompanying Annual Report on Form 10-K of our company for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
       (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.

March 25, 2011 Date	By	/s/ Stanley J. Olander, Jr. Stanley J. Olander, Jr. Chief Executive Officer and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)
          The foregoing certification is being furnished with our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general information language in such filing.